UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022

Keurig Dr Pepper Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

781-418-7000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 8.01.	Other Events.

On April 7, 2022, Keurig Dr Pepper Inc. (the “Company”) announced (i) the commencement of a public offering of senior notes and (ii) the commencement of a series of tender offers to purchase for cash (x) up to $400,000,000 aggregate purchase price, excluding accrued and unpaid interest, of its 4.417% Senior Notes due 2025, (y) up to $600,000,000 aggregate purchase price, excluding accrued and unpaid interest, of its 4.597% Senior Notes due 2028 and (z) up to $600,000,000 aggregate purchase price, excluding accrued and unpaid interest, collectively, of its 5.085% Senior Notes due 2048, its 4.985% Senior Notes due 2038, its 4.500% Senior Notes due 2045 and its 4.420% Senior Notes due 2046, subject to prioritized acceptance levels and proration, if applicable.

Filed herewith as Exhibit 99.1 and Exhibit 99.2, and incorporated herein by reference, are copies of the Company’s press releases announcing the commencement of the public offering of senior notes and the commencement of the tender offers, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 7, 2022, announcing the commencement of the public offering of senior notes

99.2	Press Release, dated April 7, 2022, announcing the commencement of the tender offers

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.

By:	/s/ Anthony Shoemaker
Name:	Anthony Shoemaker
Title:	Chief Legal Officer, General Counsel and Secretary

Dated: April 7, 2022